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                                                                    EXHIBIT 99.5

                      VOTING AND EXCHANGE TRUST SUPPLEMENT

  THIS VOTING AND EXCHANGE TRUST SUPPLEMENT is made as of the      day of
      , 1999,

B E T W E E N :

                MATTEL, INC.
                a corporation governed by the laws of
                the State of Delaware,
                (hereinafter referred to as "Mattel"),

                                                  OF THE FIRST PART,

                               - and -

                THE LEARNING COMPANY, INC.
                a corporation governed by the laws of
                the State of Delaware,
                (hereinafter referred to as "TLC"),

                                                  OF THE SECOND PART,

                               - and -

                SOFTKEY SOFTWARE PRODUCTS INC.,
                a corporation governed by the laws of
                the Province of Ontario,
                (hereinafter referred to as "Softkey"),

                                                  OF THE THIRD PART,

                               - and -

                CIBC MELLON TRUST COMPANY,
                a trust company incorporated under
                the laws of Canada,
                (hereinafter referred to as the "Trustee"),

                                                  OF THE FOURTH PART.
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  WHEREAS TLC (under its predecessor name, "Softkey International Inc."),
Softkey and the Trustee (under its predecessor name, "The R-M Trust Company") entered into a voting and exchange trust agreement made as of the 4th day of February, 1994 (the "Original Trust Agreement") relating to the granting of (i) voting rights in TLC to holders of Exchangeable Shares and (ii) certain rights in favour of such holders to require TLC to purchase all or part of the Exchangeable Shares held by such holders;

  AND WHEREAS, pursuant to, among other things, the Exchangeable Share Provisions, the Exchangeable Shares are currently exchangeable, on a one-for-one basis, for shares of common stock in the capital of TLC;

  AND WHEREAS pursuant to an agreement and plan of merger dated as of December 13, 1998 between Mattel and TLC (the "Merger Agreement"), it is proposed that TLC merge with and into Mattel (the "Merger") with the result that, pursuant to the Merger Agreement and in accordance with the Delaware General Corporation Law, (i) the outstanding shares of common stock in the capital of TLC will be changed and converted into and represent the right to receive shares of common stock in the capital of Mattel and (ii) the separate corporate existence of TLC will cease and Mattel will continue as the surviving corporation and will succeed to and assume all of the rights and obligations of TLC, including without limitation the rights and obligations of TLC under the Original Trust Agreement;

  AND WHEREAS, following the Merger and pursuant to, among other things, the Exchangeable Share Provisions, the Exchangeable Shares will be exchangeable for
shares of common stock in the capital of Mattel, on the basis of         shares
of Mattel common stock per Exchangeable Share (being the Exchange Ratio as that term is defined herein);

  AND WHEREAS, pursuant to Articles 11 and 12 of the Original Trust Agreement, as a result of the Merger the Original Trust Agreement must be amended, modified and supplemented as necessary in order that it applies with full force and effect, mutatis mutandis, to the shares of common stock in the capital of Mattel following the Merger and the parties to the Original Trust Agreement are required to execute and deliver this voting and exchange trust supplement giving effect to and evidencing such necessary amendments and modifications;

  AND WHEREAS Mattel and TLC propose to complete the Merger pursuant to the Merger Agreement and in accordance with the Delaware General Corporation Law immediately following the execution and delivery of this voting and exchange trust supplement by the parties hereto;

  AND WHEREAS the board of directors of each of TLC and Softkey is of the opinion that the amendments and modifications to be effected hereby are not inconsistent with the Original Trust Agreement, are necessary and desirable in light of the Merger and will not be prejudicial to the interests of the holders of the Exchangeable Shares;

  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge by each of the parties hereto, the parties hereby agree as follows:

                                   ARTICLE 1

                                 INTERPRETATION

  1.1 "Hereto", "herein", "hereunder", "hereof" and similar expressions refer to this voting and exchange trust supplement and not to any particular article, section or other portion hereof and include any and every instrument supplemental or ancillary hereto.

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  1.2 The division of this voting and exchange trust supplement into articles and sections is for convenience of reference only and shall not affect the construction or interpretation of this voting and exchange trust supplement.

  1.3 All terms contained in this voting and exchange trust supplement, including the recitals hereto, which are defined in the Original Trust Agreement shall, for the purposes hereof, have the meanings given to such terms in the Original Trust Agreement unless otherwise defined herein or unless the context otherwise specifies or requires.

                                   ARTICLE 2

                      ISSUE OF MATTEL SPECIAL VOTING SHARE

  2.1 Immediately upon the Merger becoming effective under the Delaware General Corporation Law, (a) Mattel shall issue to and deposit with the Trustee one share of special voting preferred stock, U.S.$1.00 par value per share, of Mattel (the "Mattel Special Voting Stock") to be thereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of the Original Trust Agreement as amended, modified and supplemented by this voting and exchange trust supplement, and (b) the Trustee shall surrender to Mattel the certificate formerly representing the one outstanding share of special voting stock, par value U.S.$1.00 per share, of TLC.

                                   ARTICLE 3

                     AMENDMENTS TO ORIGINAL TRUST AGREEMENT

  The Original Trust Agreement is hereby amended, modified and supplemented, immediately upon the Merger becoming effective under the Delaware General Corporation Law, as follows:

  3.1 Section 1.1 of the Original Trust Agreement is hereby amended, modified and supplemented as follows:

  (a) by deleting the words "Boston, Massachusetts" in the definition of "Business Day" and replacing them with the words "Los Angeles, California";

  (b) by deleting the definition of "Current Market Price" and replacing it with the following:

    " "Current Market Price" means, in respect of a Mattel Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of Mattel Common Shares during a period of 20 consecutive trading days ending not more than five trading days before such date on the New York Stock Exchange or, if the Mattel Common Shares are not then listed on the New York Stock Exchange, on such other stock exchange or automated quotation system on which the Mattel Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Mattel Common Shares during such period does not create a market which reflects the fair market value of a Mattel Common Share, then the Current Market Price of a Mattel Common Share shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisers as the Board of Directors of Mattel may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding."

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  (c) by adding the following definition after the definition of "Current
     Market Price":

    " "Exchange Ratio" means    ."

  (d) by adding the following definitions after the definition of "List":

    " "Mattel" means Mattel, Inc., a corporation governed by the laws of the State of Delaware, and any successor thereto.

    "Mattel Common Shares" means the shares of common stock in the capital of Mattel (together with the accompanying rights, if any, to purchase shares of Series E Junior Participating Preference Stock, par value U.S. $0.01 per share, in the capital of Mattel, subject to adjustment as contemplated by such rights) and any other securities into which such shares may be changed or converted."

  (e) by deleting the word "Parent" in each of the definitions of "Parent Consent", "Parent Meeting" and "Parent Successor" and replacing it with the word "Mattel" in each such definition;

  (f) by deleting the definition of "Support Agreement" and replacing it with the following definition:

    " "Support Agreement" means that certain support agreement made as of the 4th day of February 1994 between Softkey International Inc. (a predecessor corporate name of The Learning Company, Inc.) and the Corporation, as amended by that certain amending agreement made as of
    the       day of       1999 between Mattel, The Learning Company, Inc.
    and the Corporation."

  (g) by deleting the words "The R-M Trust Company" in the definition of "Trustee" and replacing them with the words "CIBC Mellon Trust Company";

  (h) by deleting the definition of "Voting Share" and replacing it with the following:

    " "Voting Share" means the one share of special voting preferred stock, U.S. $1.00 par value, of Mattel, issued by Mattel to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of Mattel Common Shares equal to the product of
    (i) the number of Exchangeable Shares outstanding from time to time other than Exchangeable Shares held by Mattel, its subsidiaries or any person directly or indirectly controlled by or under common control of Mattel, multiplied by (ii) the Exchange Ratio."

  3.2 Each reference in Articles 1 to 14, inclusive, of the Original Trust Agreement to "the Parent" is hereby deleted and replaced with "Mattel".

  3.3 Each reference in Articles 1 to 14, inclusive, of the Original Trust Agreement to "Parent Common Shares" is hereby deleted and replaced with "Mattel Common Shares".

  3.4 Each reference in Articles 11 and 12 of the Original Trust Agreement to "Parent Successor" is hereby deleted and replaced with "Mattel Successor".

  3.5 Section 3.1 of the Original Trust Agreement is hereby amended, modified and supplemented by deleting the first two sentences thereof.

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  3.6 Section 4.2 of the Original Trust Agreement is hereby deleted and replaced with the following:

     "4.2 Number of Votes. With respect to all meetings of shareholders of Mattel at which holders of Mattel Common Shares are entitled to vote (a "Mattel Meeting") and with respect to all written consents sought by Mattel from its shareholders including the holders of Mattel Common Shares (a "Mattel Consent"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise such number of votes comprised in the Voting Rights equal to the product (rounded down to the nearest one-hundredth of a share) of (i) the aggregate number of Exchangeable Shares owned of record by such Beneficiary on the record date established by Mattel or by applicable law for such Mattel Meeting or Mattel Consent, as the case may be, multiplied by (ii) the Exchange Ratio (the "Beneficiary Votes"), in respect of each matter, question or proposition to be voted on at such Mattel Meeting or to be consented to in connection with such Mattel Consent."

  3.7 Section 5.4 of the Original Trust Agreement is hereby deleted and replaced with the following:

     "5.4 Purchase Price. The purchase price payable by Mattel for the Exchangeable Shares to be purchased by Mattel from each Beneficiary under the Exchange Right shall be the sum of:

             (a) (i) the Current Market Price of a Mattel Common Share on the
                 last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Shares under the Exchange Right, multiplied by (ii) the number of Exchangeable Shares to be purchased from such Beneficiary under the Exchange Right, multiplied by (iii) the Exchange Ratio; and

             (b) the full amount of all dividends declared and unpaid on such
                 Exchangeable Shares to be so purchased (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such purchase and sale the purchase price shall not include any amounts in respect of such declared and unpaid dividends).

    The purchase price for such Exchangeable Shares so purchased from each Beneficiary under the Exchange Right shall be satisfied as follows:

             (c) in respect of the portion of the purchase price described in paragraph (a) above, by Mattel issuing and delivering or causing to be delivered to the Trustee, on behalf of such Beneficiary, (i) a number of Mattel Common Shares, rounded down to the nearest whole number of Mattel Common Shares, equal to (x) such portion of the purchase price divided by
                 (y) the Current Market Price of a Mattel Common Share on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Shares under the Exchange Right and (ii) a cheque in payment of the fractional Mattel Common Share, if any, resulting from the calculation in (i) above (before any such rounding) in an amount equal to the corresponding fractional amount of the Current Market Price of a Mattel Common Share on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Shares under the Exchange Right; and

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             (d) in respect of the portion of the purchase price described in paragraph (b) above, by Mattel issuing and delivering or causing to be delivered to the Trustee, on behalf of such Beneficiary, a cheque in payment of such declared and unpaid dividends.

             In connection with each exercise of the Exchange Right, Mattel will provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for the Exchangeable Shares so purchased thereunder."

  3.8 Section 5.11 of the Original Trust Agreement is hereby amended, modified and supplemented by adding the words ", multiplied by the Exchange Ratio" after the words "time to time" in the fifth and seventh lines of such section.

  3.9 Paragraph (c) of section 5.12 of the Original Trust Agreement is hereby amended, modified and supplemented by deleting the second and third sentences thereof and replacing them with the following:

     "To effect such automatic exchange, Mattel shall purchase all Exchangeable Shares outstanding on the fifth Business Day prior to the Liquidation Event Effective Date held by each Beneficiary, and each such Beneficiary shall sell all Exchangeable Shares held by it at such time, for a purchase price equal to the sum of:

             (a) (i) the Current Market Price of a Mattel Common Share on the
                 fifth Business Day prior to the Liquidation Event Effective Date, multiplied by (ii) the number of Exchangeable Shares to be purchased from such Beneficiary pursuant to such automatic exchange, multiplied by (iii) the Exchange Ratio; and

             (b) the full amount of all dividends declared and unpaid on such
                 Exchangeable Shares to be so purchased.

     The purchase price for such Exchangeable Shares so purchased from each Beneficiary pursuant to such automatic exchange shall be satisfied as follows:

             (c) in respect of the portion of the purchase price described in paragraph (a) above, by Mattel issuing and delivering or causing to be delivered to such Beneficiary (i) a number of Mattel Common Shares, rounded down to the nearest whole number of Mattel Common Shares, equal to (x) such portion of the purchase price divided by (y) the Current Market Price of a Mattel Common Share on the fifth Business Day prior to the Liquidation Event Effective Date and (ii) a cheque in payment of the fractional Mattel Common Share, if any, resulting from the calculation in (i) above (before any such rounding) in an amount equal to the corresponding fractional amount of the Current Market Price of a Mattel Common Share on the fifth Business Day prior to the Liquidation Event Effective Date; and

             (d) in respect of the portion of the purchase price described in paragraph (b) above, by Mattel issuing and delivering or causing to be delivered to such Beneficiary a cheque in payment of such declared and unpaid dividends.

             In connection with such automatic exchange, Mattel will provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for the Exchangeable Shares so purchased pursuant thereto."


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

  3.10 Section 6.1 of the Original Trust Agreement is hereby amended, modified and supplemented by deleting the words "Parent Special Voting Stock" in the second line of such section and replacing them with the words "special voting preferred stock, U.S. $1.00 par value, of Mattel".

  3.11 Section 12.4 of the Original Trust Agreement is hereby amended, modified and supplemented by adding the words ", notwithstanding the provisions of section 12.1 hereof," after the words "changed and" in the third last line of section 12.4.

  3.12 Paragraphs (a), (b) and (c) of section 14.3 of the Original Trust Agreement are hereby deleted and replaced with the following:

  (a) if to Mattel or the Corporation, c/o Mattel at:

      333 Continental Boulevard
      El Segundo, CA 90245-5012
      U.S.A.
      Attention: General Counsel
      Telecopy: (310) 252-3671

  (b) if to the Trustee at:

      320 Bay Street
      P.O. Box 1
      Toronto, Ontario
      M5H 4A6
      Attention: Assistant Vice President, Client Services
      Telecopy: (416) 643-5570

                                   ARTICLE 4

                           ASSUMPTION OF OBLIGATIONS

  4.1 Mattel hereby confirms, covenants and agrees that, immediately upon the Merger becoming effective under the Delaware General Corporation Law, Mattel has succeeded to the position of TLC under the Original Trust Agreement as amended, modified and supplemented hereby and, without limitation of the foregoing, that it has assumed liability for all moneys payable and property deliverable under the Original Trust Agreement as amended, modified and supplemented hereby, and that it will pay and deliver or cause to be delivered all such moneys and property and will observe and perform all the covenants and obligations of TLC under the Original Trust Agreement as amended, modified and supplemented hereby.

                                   ARTICLE 5

                                    GENERAL

  5.1 This voting and exchange trust supplement is supplementary to and amends and modifies the Original Trust Agreement as herein set forth. Immediately upon the Merger becoming effective under the Delaware General Corporation Law, the Original Trust Agreement shall thereafter be read in conjunction with this voting and exchange trust supplement and the Original Trust Agreement and this voting and exchange trust supplement shall be deemed for all purposes to be a part of the Original Trust Agreement and shall have effect so far as is practicable as if all the provisions of the Original Trust Agreement and this voting and exchange trust supplement were contained in one instrument.

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  5.2 This voting and exchange trust supplement and the Original Trust
Agreement constitute the entire agreement between the parties relating to the subject matter hereof and thereof. This voting and exchange trust supplement supersedes all prior agreements and understandings of the parties, whether oral or written, including the Original Trust Agreement, with respect to the portions of the Original Trust Agreement hereby amended, modified and supplemented. There are no general or specific representations, warranties or other agreements by or among the parties in connection with the entering into of this voting and exchange trust supplement or the subject matter hereof except as specifically set forth herein.

  5.3 This voting and exchange trust supplement may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

  5.4 This voting and exchange trust supplement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

  5.5 Mattel agrees that any action or proceeding arising out of or relating to this voting and exchange trust supplement may be instituted in the courts of Ontario, waives any objection which it may now or hereafter have to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints Softkey at its registered office in the Province of Ontario as Mattel's attorney for service of process.

  5.6 This voting and exchange trust supplement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

  IN WITNESS WHEREOF the parties hereto have executed this voting and exchange trust supplement as of the date first referred to above.

                                          MATTEL, INC.

                                          By: _________________________________
                                             __________________________________

                                          THE LEARNING COMPANY, INC.

                                          By: _________________________________
                                             __________________________________

                                          SOFTKEY SOFTWARE PRODUCTS INC.

                                          By: _________________________________
                                             __________________________________

                                          CIBC MELLON TRUST COMPANY

                                          By: _________________________________
                                             __________________________________

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